Exhibit 99.2

CORRECTION TO TOLL FREE NUMBER FOR MCEWEN MINING Q3 2013

CONFERENCE CALL NOVEMBER 8, 11 AM EST

TORONTO, ONTARIO - (November 8, 2013) - McEwen Mining Inc. (“McEwen Mining”) (NYSE: MUX) (TSX: MUX) There has been a correction to the North American toll free phone number for the conference call today, Friday, November 8, 2013 at 11AM EST. The North American toll free number is 888-789-9572 with the participant passcode of 7415141.

WEBCAST:

 http://www.gowebcasting.com/lobby/5090/

TELEPHONE:

Participant dial-in number(s): 416-695-7806 / Correct North American Toll Free 888-789-9572 /

Global Toll Free 800-8989-6336

Participant pass code: 7415141

REPLAY:
Dial-in number(s): 905-694-9451 / 800-408-3053
Pass code: 4407673

About McEwen Mining (www.mcewenmining.com)

The goal of McEwen Mining is to qualify for the S&P 500 by creating a high growth gold/silver producer focused in the Americas. McEwen Mining’s principal assets consist of the San José mine in Santa Cruz, Argentina (49% interest), the El Gallo 1 mine and El Gallo 2 project in Sinaloa, Mexico, the Gold Bar project in Nevada, USA, and the Los Azules copper project in San Juan, Argentina.

As of November 1, 2013, McEwen Mining has an aggregate of 297,159,359 million shares of common stock outstanding and issuable upon the exchange of the exchangeable shares. Rob McEwen, Chairman and Chief Owner, owns 25% of the shares of the Company (assuming all outstanding Exchangeable Shares are exchanged for an equivalent amount of Common Shares).

The NYSE and TSX have not reviewed and do not accept responsibility for the adequacy or accuracy of the contents of this news release, which has been prepared by management of McEwen Mining Inc.

For further information contact:

Sheena Scotland Investor Relations Tel: (647) 258-0395 ext 410 Toll Free: (866) 441-0690 Fax: (647) 258-0408 Facebook: facebook.com/mcewenrob Twitter: twitter.com/mcewenmining	Mailing Address 181 Bay Street Suite 4750 Toronto, ON M5J 2T3 PO box 792 E-mail: info@mcewenmining.com